UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2019

GAMING AND LEISURE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification Number)

845 Berkshire Blvd., Suite 400

Wyomissing, PA 19610

(Address of principal executive offices)

(610) 401-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	GLPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement

The information set forth under Item 2.03 below is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

Closing of Notes Offering

On August 29, 2019, Gaming and Leisure Properties, Inc. (“GLPI”) closed its previously announced offering (the “Notes Offering”) of $1,100.0 million aggregate principal amount of two series of senior unsecured notes issued by GLP Capital, L.P., GLPI’s operating partnership (the “Operating Partnership”), and GLP Financing II, Inc., a wholly owned subsidiary of the Operating Partnership (“Capital Corp.” and, together with the Operating Partnership, the “Issuers”), consisting of $400.0 million of 3.350% senior notes due 2024 (the “2024 Notes”) and $700.0 million of 4.000% senior notes due 2030 (the “2030 Notes” and, together with the 2024 Notes, the “Notes”).

Indenture for the Notes

The Issuers issued the Notes on August 29, 2019 pursuant to an Indenture, dated as of October 30, 2013 (the “Base Indenture”), as supplemented by a First Supplemental Indenture, dated March 28, 2016 (the “First Supplemental Indenture”) and, with respect to the 2024 Notes, the Eighth Supplemental Indenture, dated August 29, 2019 (the “Eighth Supplemental Indenture”), and, with respect to the 2030 Notes, the Ninth Supplemental Indenture, dated August 29, 2019 (the “Ninth Supplemental Indenture” and, together with the Base Indenture, the First Supplemental Indenture and the Eighth Supplemental Indenture, the “Indenture”), among the Issuers, GLPI, as parent guarantor, and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The 2024 Notes mature on September 1, 2024 and bear interest at a rate of 3.350% per year. Interest on the 2024 Notes is payable on March 1 and September 1 of each year, commencing on March 1, 2020. The 2030 Notes mature on January 15, 2030 and bear interest at a rate of 4.000% per year. Interest on the 2030 Notes is payable on January 15 and July 15 of each year, commencing on January 15, 2020.

The Issuers may, at their option, redeem all or part of either series of Notes at any time prior to the date that is, with respect to the 2024 Notes, 30 days, and with respect to the 2030 Notes, 90 days, prior to the maturity date of the applicable series of Notes (the “Par Call Date”), at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus a make-whole premium. At any time on or following the applicable Par Call Date, the Issuers may redeem all or part of either series of Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

If GLPI experiences a change of control accompanied by a decline in the credit rating of either series of Notes, the Issuers will be required to give holders of the Notes of such series the opportunity to sell the Issuers their Notes of such series at a price equal to 101% of the principal amount of the Notes of such series, together with accrued and unpaid interest, if any, to, but not including, the repurchase date. The Notes also are subject to mandatory redemption requirements imposed by gaming laws and regulations.

The Notes are guaranteed on a senior unsecured basis by GLPI. The Notes are the Issuers’ senior unsecured obligations and rank pari passu in right of payment with all of the Issuers’ senior indebtedness, and senior in right of payment to all of the Issuers’ subordinated indebtedness, without giving effect to collateral arrangements. The Notes are effectively subordinated to the Issuers’ future secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness. The Notes are not guaranteed by any of the Operating Partnership’s subsidiaries, except in the event that the Operating Partnership in the future issues certain subsidiary-guaranteed debt securities, and, therefore, unless and until such time, the Notes are structurally subordinated to all liabilities of any of the Operating Partnership’s subsidiaries (excluding Capital Corp.).

The Indenture contains covenants limiting the Issuers’ ability to: incur additional debt and use their assets to secure debt; merge or consolidate with another company; and make certain amendments to the master lease, dated November 1, 2013, under which the Operating Partnership leases to Penn Tenant, LLC most of the assets that were acquired from Penn National Gaming, Inc. in 2013 (the “Penn Master Lease”). The Indenture also requires the Issuers to maintain a specified ratio of unencumbered assets to unsecured debt. These covenants are subject to a number of important and significant limitations, qualifications and exceptions.

Events of default under the Indenture include, among others, the following with respect to a series of Notes: default for 30 days in the payment when due of interest on the Notes of such series; default in payment when due of the principal of, or premium, if any, on the Notes of such series; failure to comply with certain covenants in the Indenture with respect to such series for 60 days after the receipt of notice from the Trustee or holders of 25% in aggregate principal amount of the Notes of such series; acceleration or payment default of debt of the Issuers in excess of a specified amount; certain events of bankruptcy or insolvency; and the Penn Master Lease or the guaranty related thereto terminating in certain circumstances. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Issuers, all Notes then outstanding will become due and payable immediately without further action or notice. If any other event of default occurs with respect to the Notes, the Trustee or holders of 25% in aggregate principal amount of the Notes may declare all the Notes (or the Notes of such series, as applicable) to be due and payable immediately.

The net proceeds from the Notes Offering were approximately $1,087.9 million. The Issuers used (i) approximately $813.5 million of the net proceeds to finance a cash tender offer (the “Tender Offer”) to purchase up to any and all of the $1,000.0 million aggregate principal amount of the Issuers’ outstanding 4.875% senior unsecured notes due November 1, 2020 (the “2020 Notes”) and repurchased approximately $782.6 million of the 2020 Notes tendered as of 5:00 p.m., New York City time, on August 28, 2019 (the “Early Tender Deadline”), plus accrued interest from the most recent interest payment date up to, but not including, August 30, 2019 (the “Early Settlement Date”) and the early tender premium of $30.00 per $1,000 principal amount of 2020 Notes accepted for purchase (the “Early Tender Premium”), (ii) approximately $200.0 million to repay outstanding borrowings under the Operating Partnership’s revolving credit facility (the “Revolving Credit Facility”), of which $1.6 million will be allocated to outstanding Notes Offering expenses, and (iii) approximately $76.0 million to repay outstanding borrowings under the Operating Partnership’s term loan A-1 facility. If the holders of the approximately $217.4 million aggregate principal amount of 2020 Notes that remained outstanding after the Early Tender Deadline tender such remaining 2020 Notes prior to 11:59 p.m., New York City time, on September 12, 2019 (the “Expiration Date”), the Issuers intend to use borrowings under the Revolving Credit Facility to finance the repurchase of the remaining 2020 Notes.

The foregoing description of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Base Indenture, the First Supplemental Indenture, the Eighth Supplemental Indenture (including the form of 2024 Note attached thereto) and the Ninth Supplemental Indenture (including the form of 2030 Note attached thereto), which are filed herewith as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, and incorporated herein by this reference.

Item 8.01	Other Events.

On August 28, 2019, GLPI issued a press release announcing that, as of the Early Tender Deadline, holders of $782,593,000 aggregate principal amount of 2020 Notes, representing 78.26% of the outstanding principal amount of the 2020 Notes, had tendered their 2020 Notes pursuant to the previously announced Tender Offer. As of the Early Tender Deadline, $217,407,000 aggregate principal amount of the 2020 Notes had not been tendered. Pursuant to the terms of the Offer to Purchase and related Letter of Transmittal, each dated August 15, 2019, delivered by the Issuers in connection with the Tender Offer (collectively, the “Offer Documents”), the Issuers have accepted for purchase all $782,593,000 aggregate principal amount of the 2020 Notes tendered as of the Early Tender Deadline. Notwithstanding the Issuer’s exercise of its early acceptance rights, the Tender Offer will remain open until the Expiration Date, subject to the terms and conditions set forth in the Offer Documents.

On August 29, 2019, GLPI issued a press release announcing that holders of 2020 Notes who validly tendered their 2020 Notes on or before the Early Tender Deadline received the tender offer total consideration of $1,023.37 per $1,000 principal amount of 2020 Notes accepted for purchase (the “Total Consideration”), which includes the Early Tender Premium. Holders of Notes accepted for purchase also received accrued interest from the most recent interest payment date up to, but not including, the Early Settlement Date.

Holders of 2020 Notes who validly tender their 2020 Notes after the Early Tender Deadline but on or before the Expiration Date will be eligible to receive the tender offer consideration of $993.37 per $1,000 principal amount of 2020 Notes accepted for purchase, which is equal to the Total Consideration minus the Early Tender Premium. The settlement date for 2020 Notes that are tendered following the Early Tender Deadline but at or prior to the Expiration Date is expected to be September 16, 2019 (the “Final Settlement Date”). Holders of 2020 Notes accepted for purchase on the Final Settlement Date will also receive accrued interest from most recent interest payment date for the Notes up to, but not including, the Final Settlement Date.

Copies of the press releases dated August 28, 2019, announcing the early results of the Tender Offer, and August 29, 2019, announcing the pricing of the Tender Offer, are attached as Exhibits 99.1 and 99.2, respectively, hereto and are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any securities of GLPI or the Issuers, including, without limitation, the Notes offered and sold in the Notes Offering. This Current Report on Form 8-K does not constitute an offer to purchase any of the outstanding 2020 Notes and any such offer will be effected solely through the Offer Documents.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding the Notes Offering and the Tender Offer. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects”, “believes”, “estimates”, “intends”, “may,” “will”, “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward-looking statements are inherently subject to risks, uncertainties and assumptions about the Company and its subsidiaries, including risks related to the following: the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing acquisitions or projects; the Company’s ability to maintain its status as a real estate investment trust (“REIT”); the ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to the Company; the impact of the Company’s substantial indebtedness on its future operations; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, and Current Reports on Form 8-K filed with the SEC. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication may not occur. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1

Indenture, dated as of October 30, 2013, among GLP Capital, L.P. and GLP Financing II, Inc., as Issuers, Gaming and Leisure Properties, Inc., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to GLPI’s Current Report on Form 8-K filed on November 1, 2013)

4.2

First Supplemental Indenture, dated March 28, 2016, among GLP Capital, L.P. and GLP Financing II, Inc., as Issuers, Gaming and Leisure Properties, Inc., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to GLPI’s Current Report on Form 8-K filed on March 28, 2016)

4.3

Eighth Supplemental Indenture, dated August 29, 2019, among GLP Capital, L.P. and GLP Financing II, Inc., as issuers, Gaming and Leisure Properties, Inc., as parent guarantor, and Wells Fargo Bank, National Association, as trustee, relating to the issuers’ 3.350% Senior Notes due 2024

4.4

Ninth Supplemental Indenture, dated August 29, 2019, among GLP Capital, L.P. and GLP Financing II, Inc., as issuers, Gaming and Leisure Properties, Inc., as parent guarantor, and Wells Fargo Bank, National Association, as trustee, relating to the issuers’ 4.000% Senior Notes due 2030

4.5	Form of 2024 Note (included in Exhibit 4.3 above)

4.6	Form of 2030 Note (included in Exhibit 4.4 above)

99.1	Press release of Gaming and Leisure Properties, Inc., dated August 28, 2019, related to the early results of the Tender Offer

99.2	Press release of Gaming and Leisure Properties, Inc., dated August 29, 2019, related to the pricing of the Tender Offer

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 5, 2019	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Steven T. Snyder
	Name:	Steven T. Snyder
	Title:	Chief Financial Officer